SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 25, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Principal Officers

In conjunction with an initiative to reduce approximately $1 million annually in general and administrative costs, on February 25, 2010, Tri-Valley Corporation eliminated several positions including the chief compliance officer position formerly held by Arthur A. Evans.  The compliance responsibilities will be outsourced to outside legal counsel.  Tri-Valley thanks Mr. Evans for his contributions to the company and its projects.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010	TRI-VALLEY CORPORATION /s/ John E. Durbin
John E. Durbin, Chief Financial Officer